EX-99.906CERT

SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C. § 1350, the undersigned officers of BlackRock New York Municipal Income Trust II (the "Company"), hereby certifies, to the best of their knowledge, that the Company's Report on Form N-CSR for the period ended February 28, 2005, (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 27, 2005

__/s/ Robert S. Kapito__________
Name: Robert S. Kapito
Title: Principal Executive Officer

__/s/ Henry Gabbay____________
Name: Henry Gabbay
Title: Principal Financial Officer